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                                                                    Exhibit 23.2


                                                          [ARTHUR ANDERSEN LOGO]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our McLeodUSA Incorporated reports dated January 26, 2000 (except with respect to the matter discussed in Note 16, as to which the date is February 29, 2000) and to all references to our Firm included in or made a part of this Registration Statement.


                                      /s/ Arthur Andersen LLP

Chicago, Illinois
October 16, 2000